Exhibit 99.1
For Immediate Release
August 5, 2009
GIBRALTAR REPORTS IMPROVED SECOND-QUARTER RESULTS
•	Sales Increase 6% from First Quarter to $217 Million

•	Operating Income Increased Sequentially by $28 Million on $12 Million of Additional Sales
     BUFFALO, NEW YORK (August 5, 2009) — Gibraltar Industries, Inc. (NASDAQ: ROCK), a leading manufacturer, processor, and distributor of products for the building, industrial, and vehicular markets, today reported significantly higher income and operating margins for the second quarter ended June 30, 2009 compared to the first quarter ended March 31, 2009, largely the result of its cumulative restructuring activities.
     In spite of a very weak auto market, second-quarter sales increased 6% to $217 million, compared to the first quarter of 2009, as business conditions stabilized or improved in many of the building product markets. On the sequential sales increase of $12 million, operating income increased by $28 million to $10.3 million in the second quarter of 2009 from an operating loss of $17.7 million in the first quarter of 2009. Income before taxes also increased $28 million to $4.6 million in the second quarter of 2009 from a loss before tax of $23.7 million in the first quarter of 2009. The second-quarter 2009 results from continuing operations improved significantly to a net loss of $0.6 million, a $0.02 loss per diluted share, compared to a net loss of $12.5 million, or a $0.42 loss per diluted share, in the preceding quarter, excluding an impairment charge.
     In the first six months of 2009, sales were $422 million, a decrease of 34% compared to the first half of 2008, driven by large unit-volume declines resulting from sharply weaker end markets. The loss from continuing operations in the first six months of 2009 was $13.1 million, a $0.43 loss per diluted share, excluding an impairment charge. The Company incurred an after-tax non-cash goodwill impairment charge of $15.1 million, or $0.50 per diluted share, during the three months ended March 31, 2009. The sum of the items above resulted in a loss per diluted share of $0.93 for the first half of 2009, compared to income of $0.83 per diluted share for the first half of 2008.
     “The many steps we have taken to aggressively cut costs through the restructuring of our business, further reduce our working capital, and conserve cash to pay down debt — together with a much smaller FIFO impact on our cost of sales as steel prices stabilized and a modest six percent increase in sales — generated a strong sequential improvement in earnings in the second quarter,” said Brian J. Lipke, Gibraltar’s Chairman and Chief Executive Officer. “Our second-quarter results demonstrate how we have structurally changed the business, permanently lowered our cost structure, and reduced our breakeven point. Those actions have set the stage for an improved performance in the current operating environment and significantly improved results as we begin to see incremental improvements in volumes.”
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Gibraltar Reports Improved Second-Quarter Results
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The Company continued to streamline its operations, closing another three locations in the second quarter, and it has now reduced its number of facilities by 36%, or 32 facilities, to 56 locations since the beginning of 2007. It also decreased its number of active employees by 33% during the past 18 months. Additionally, the Company has continued to reduce its working capital in the first half of 2009 by $47 million, or 21%, which contributed to generating cash from operating activities of $65 million in the first half of 2009 compared to $62 million in the same period of 2008. The cash generated from operating activities has largely been used to repay its debt by another $24 million, or 7%, in the second quarter of 2009 and by $51 million, or 14%, since the beginning of 2009.
     On July 27, the Company announced that it completed an amendment of its senior credit agreement. Under the terms of the amendment, the existing syndicate of lenders agreed to provide Gibraltar with a revolving credit facility of $200 million in commitments and a term loan of $58.7 million. At June 30, 2009, the Company had outstanding borrowings of $40.0 million on its revolving credit facility. The Company expects these facilities to provide it the liquidity to successfully operate through this global downturn and the flexibility to fund organic growth and potential future acquisitions.
     “We believe our markets have found the bottom and we look forward to a slight improvement in the second half of the year, albeit at sales levels well below a year ago,” said Henning N. Kornbrekke, Gibraltar’s President and Chief Operating Officer. “We are beginning to see some positive signs in many of our end markets. Housing starts improved in each month of the second quarter, the repair and remodel markets are steady, and the auto build should be stronger in the second half of the year. We also expect to benefit from a number of new products we are introducing and market share gains in both the residential and commercial building businesses, as well as a smaller FIFO impact due to balanced inventory positions amid escalating steel prices.
     “Even though we have made great progress, we will continue to relentlessly attack costs and steadily reduce our SG&A expenses. We are also continuing to strategically realign our businesses, to ensure that we fully capture all of the available operational and marketing synergies. We are continuing to focus on working capital turns, which should allow us to continue to lower our debt in the second half of 2009,” said Mr. Kornbrekke.
     “All of the steps we are taking have positioned Gibraltar to achieve profitability in the current operating environment and are also key parts of our strategy to be the low-cost producer of our products on a global basis, and they are solidifying the foundation we are building for record-setting performance once economic and end-market conditions start to improve,” added Mr. Lipke.
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Gibraltar Reports Improved Second-Quarter Results
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     Gibraltar has scheduled a conference call to review its results for the second quarter of 2009 tomorrow, August 6, 2009, starting at 9:00 am ET. A link to the call can be accessed on Gibraltar’s Web site, at http://www.gibraltar1.com. The presentation slides that will be discussed during the call are expected to be available on Wednesday, August 5, by 6:00 p.m. ET. The slides may be downloaded from the Conference Calls page of the Investor Info section of the Gibraltar Web site: http://www.gibraltar1.com/investors/index.cfm?page=48. If you are not able to participate in the call, you may listen to a replay or review a copy of the prepared remarks via the link above. Both will be available on the Gibraltar Web site shortly following the call. The conference call replay link, presentation slides, and prepared remarks will remain on the Gibraltar Web site for one year.
     Gibraltar Industries serves customers in a variety of industries in all 50 states and throughout the world. It has approximately 2,600 employees and operates 56 facilities in 23 states, Canada, England, Germany, and Poland. Gibraltar’s common stock is a component of the S&P SmallCap 600 and the Russell 2000® Index.
     Information contained in this release, other than historical information, should be considered forward-looking and may be subject to a number of risk factors and uncertainties. Risk factors that could affect these statement include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration of acquisitions; and changes in interest or tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

CONTACT: Kenneth P. Houseknecht, Investor Relations, at 716/826-6500, ext. 3229,khouseknecht@gibraltar1.com.

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30,	December 31,
	2009	2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$17,115	$11,308
Accounts receivable, net of reserve of $7,674 and $6,713 in 2009 and 2008, respectively	123,885	123,272
Inventories	118,551	189,935
Other current assets	27,841	22,228
Assets of discontinued operations	1,435	1,486

Total current assets	288,827	348,229

Property, plant and equipment, net	236,719	243,619
Goodwill	420,518	443,925
Acquired intangibles	85,589	87,373
Investment in partnership	2,505	2,477
Other assets	17,074	20,736

	$1,051,232	$1,146,359

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$74,885	$76,168
Accrued expenses	35,546	46,305
Current maturities of long-term debt	2,708	2,728

Total current liabilities	113,139	125,201

Long-term debt	303,160	353,644
Deferred income taxes	68,880	79,514
Other non-current liabilities	18,614	19,513
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized: 10,000,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 30,284,359 and 30,061,550 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	303	301
Additional paid-in capital	225,430	223,561
Retained earnings	328,463	356,007
Accumulated other comprehensive loss	(5,575)	(10,825)

	548,621	569,044

Less: cost of 150,993 and 75,050 common shares held in treasury at June 30, 2009 and December 31, 2008, respectively	1,182	557

Total shareholders’ equity	547,439	568,487

	$1,051,232	$1,146,359

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Net sales	$217,055	$347,173	$421,898	$641,111
Cost of sales	179,604	268,475	371,434	510,297

Gross profit	37,451	78,698	50,464	130,814
Selling, general and administrative expense	27,156	41,347	57,836	76,435
Goodwill impairment	—	—	25,501	—

Income (loss) from operations	10,295	37,351	(32,873)	54,379
Other expense (income)
Interest expense	5,779	7,261	11,746	15,323
Equity in partnership’s income and other income	(126)	(270)	(107)	(423)

Total other expense	5,653	6,991	11,639	14,900

Income (loss) before taxes	4,642	30,360	(44,512)	39,479
Provision for (benefit of) income taxes	5,226	11,377	(16,376)	14,472

(Loss) income from continuing operations	(584)	18,983	(28,136)	25,007
Discontinued operations:
Income from discontinued operations before taxes	612	1,500	508	2,324
(Benefit of) provision for income taxes	(44)	370	(84)	518

Income from discontinued operations	656	1,130	592	1,806

Net income (loss)	$72	$20,113	$(27,544)	$26,813

Net (loss) income per share — Basic:
(Loss) income from continuing operations	$(0.02)	$0.63	$(0.93)	$0.83
Income from discontinued operations	0.02	0.04	0.02	0.06

Net income (loss)	$0.00	$0.67	$(0.91)	$0.89

Weighted average shares outstanding — Basic	30,142	29,980	30,108	29,963

Net (loss) income per share — Diluted:
(Loss) income from continuing operations	$(0.02)	$0.63	$(0.93)	$0.83
Income from discontinued operations	0.02	0.04	0.02	0.06

Net income (loss)	$0.00	$0.67	$(0.91)	$0.89

Weighted average shares outstanding — Diluted	30,142	30,139	30,108	30,129

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities
Net (loss) income	$(27,544)	$26,813
Income from discontinued operations	592	1,806

(Loss) income from continuing operations	(28,136)	25,007
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	16,145	17,028
Goodwill impairment	25,501	—
Provision for deferred income taxes	(10,749)	(947)
Equity in partnership’s income and other income	(29)	(270)
Distributions from partnership	—	264
Stock compensation expense	2,520	2,712
Noncash charges to interest expense	1,045	984
Other	(698)	1,251
Increase (decrease) in cash resulting from changes in (net of dispositions):
Accounts receivable	3,727	(45,865)
Inventories	72,859	(16,184)
Other current assets and other assets	(7,725)	463
Accounts payable	(1,256)	57,235
Accrued expenses and other non-current liabilities	(8,620)	12,013

Net cash provided by operating activities from continuing operations	64,584	53,691
Net cash provided by operating activities from discontinued operations	556	8,068

Net cash provided by operating activities	65,140	61,759

Cash flows from investing activities
Additional consideration for acquisitions	(354)	(8,222)
Purchases of property, plant and equipment	(6,432)	(9,198)
Net proceeds from sale of property and equipment	226	540

Net cash used in investing activities for continuing operations	(6,560)	(16,880)
Net cash used in investing activities for discontinued operations	—	(81)

Net cash used in investing activities	(6,560)	(16,961)

Cash flows from financing activities
Long-term debt reduction	(81,449)	(92,368)
Proceeds from long-term debt	30,800	42,985
Payment of deferred financing costs	—	(4)
Payment of dividends	(1,499)	(2,993)
Purchase of treasury stock at market prices	(625)	(35)
Tax benefit from equity compensation	—	122

Net cash used in financing activities for continuing operations	(52,773)	(52,293)
Net cash used in financing activities for discontinued operations	—	(1,100)

Net cash used in financing activities	(52,773)	(53,393)

Net increase (decrease) in cash and cash equivalents	5,807	(8,595)

Cash and cash equivalents at beginning of year	11,308	35,287

Cash and cash equivalents at end of period	$17,115	$26,692

GIBRALTAR INDUSTRIES, INC.
Segment Information
(unaudited)
(in thousands)

		Three Months Ended June 30,
			Increase (Decrease)
	2009	2008	$	%
Net Sales
Building Products	$190,802	$281,058	$(90,256)	(32.1)%
Processed Metal Products	26,253	66,115	(39,862)	(60.3)%

Total Sales	$217,055	$347,173	$(130,118)	(37.5)%

Income (Loss) from Operations
Building Products	$17,548	$39,638	$(22,090)	(55.7)%
Processed Metal Products	(3,628)	6,201	(9,829)	(158.5)%
Corporate	(3,625)	(8,488)	4,863	(57.3)%

Total Income from Operations	$10,295	$37,351	$(27,056)	(72.4)%

Operating Margin
Building Products	9.2%	14.1%
Processed Metal Products	(13.8)%	9.4%
Consolidated	4.7%	10.8%

		Six Months Ended June 30,
			Increase (Decrease)
	2009	2008	$	%
Net Sales
Building Products	$357,141	$510,381	$(153,240)	(30.0)%
Processed Metal Products	64,757	130,730	(65,973)	(50.5)%

Total Sales	$421,898	$641,111	$(219,213)	(34.2)%

(Loss) Income from Operations
Building Products *	$(11,073)	$60,438	$(71,511)	(118.3)%
Processed Metal Products	(13,260)	8,348	(21,608)	(258.8)%
Corporate	(8,540)	(14,407)	5,867	(40.7)%

Total (Loss) Income from Operations *	$(32,873)	$54,379	$(87,252)	(160.5)%

Operating Margin
Building Products *	(3.1)%	11.8%
Processed Metal Products	(20.5)%	6.4%
Consolidated *	(7.8)%	8.5%

*	Includes a $25.5 million goodwill impairment charge during the six months ended June 30, 2009.

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation
Three Months Ended March 31, 2009
(unaudited)
(in thousands)

	As		Results
	Reported In		Excluding
	GAAP	Goodwill	Goodwill
	Statements	Impairment	Impairment
Loss from operations
Building Products	$(28,621)	$(25,501)	$(3,120)
Processed Metal Products	(9,632)	—	(9,632)
Corporate	(4,915)	—	(4,915)

Total loss from operations	(43,168)	(25,501)	(17,667)

Interest expense	5,967	—	5,967
Equity in partnerships’ loss and other (income)	19	—	19

Loss before income taxes	(49,154)	(25,501)	(23,653)
Benefit of income taxes	(21,602)	(10,416)	(11,186)

Loss from continuing operations	$(27,552)	$(15,085)	$(12,467)

Loss from continuing operations per share — diluted	$(0.92)	$(0.50)	$(0.42)

Operating margin
Building Products	(17.2)%	(15.3)%	(1.9)%
Processed Metal Products	(25.0)%	0.0%	(25.0)%
Consolidated	(21.1)%	(12.5)%	(8.6)%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation
Six Months Ended June 30, 2009
(unaudited)
(in thousands)

	As		Results
	Reported In		Excluding
	GAAP	Goodwill	Goodwill
	Statements	Impairment	Impairment
(Loss) income from operations
Building Products	$(11,073)	$(25,501)	$14,428
Processed Metal Products	(13,260)	—	(13,260)
Corporate	(8,540)	—	(8,540)

Total loss from operations	(32,873)	(25,501)	(7,372)

Interest expense	11,746	—	11,746
Equity in partnerships’ income and other income	(107)	—	(107)

Loss before income taxes	(44,512)	(25,501)	(19,011)
Benefit of income taxes	(16,376)	(10,416)	(5,960)

Loss from continuing operations	$(28,136)	$(15,085)	$(13,051)

Loss from continuing operations per share — diluted	$(0.93)	$(0.50)	$(0.43)

Operating margin
Building Products	(3.1)%	(7.1)%	4.0%
Processed Metal Products	(20.5)%	0.0%	(20.5)%
Consolidated	(7.8)%	(6.1)%	(1.7)%